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Exhibit 3.2

AMENDED AND RESTATED
BYLAWS

OF

HYPERSPACE COMMUNICATIONS, INC.

BYLAWS

OF

HYPERSPACE COMMUNICATIONS, INC.

ARTICLE I.
Offices

        Section 1.1    Principal Office.    The corporation shall have a principal office and such other offices, either within or outside of the State of Colorado as the Board of Directors may designate, or as the business of the corporation may require from time to time.

        Section 1.2    Registered Office.    The registered office of the corporation, required by the Colorado Business Corporation Act to be maintained in the State of Colorado, may be, but need not be, identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II.
Shareholders

        Section 2.1    Annual Meeting.    The annual meeting of the shareholders shall be held at such time as the Board of Directors shall determine for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

        A shareholder may apply to the district court in the county in Colorado where the corporation's principal office is located or, if the corporation has no principal office in Colorado, to the district court of the county in which the corporation's registered office is located to seek an order that a shareholder meeting be held (i) if an annual meeting was not held within six months after the close of the corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call or of proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the corporation pursuant to C.R.S. §7-107-102(l)(b), or the special meeting was not held in accordance with the notice.

        Section 2.2    Special Meetings.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President upon the receipt of one or more written demands for a special meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

        Section 2.3    Place of Meetings.    The Board of Directors may designate any place, either within or outside of the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado.

        Section 2.4    Notice of Meeting.    Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the number of authorized shares is to be increased, at least thirty days' notice shall be given.

        Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act.

        Notice shall be given personally or by mail, private overnight courier such as Federal Express, telegraph, teletype, electronically transmitted facsimile, or other form of electronic transmission (such as e-mail), by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

        Notice shall be deemed to be given and effective, whether or not received (a) when delivered, if personally delivered; (b) upon deposit with the U.S. postal service if mailed via first class mail, postage pre-paid, and properly addressed to the shareholder at such shareholder's address as it appears in the books and records of the corporation, (c) upon deposit with an overnight courier for next day delivery if properly addressed to the shareholder at such shareholder's address as it appears in the books and records of the corporation with all courier fees pre-paid.

        No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

        Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the corporation under any provision of these Bylaws, the Articles of Incorporation, or the Colorado Business Corporation Act, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the corporation. Any such consent shall be deemed revoked if the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this section shall be deemed given and effective, whether or not received: (d) if by facsimile telecommunication, when sent to a number at which the shareholder has consented to receive notice; (e) if by electronic mail, when sent to an electronic mail address at which the shareholder has consented to receive notice; (f) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (g) if by any other form of electronic transmission, when sent to the shareholder.

        If requested by the person or persons lawfully calling such meeting, the notice shall be given at corporate expense.

        When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

        A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration in the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to the consideration of the matter when it is presented.

        Section 2.5    Meeting of All Shareholders.    If all of the shareholders shall meet at any time and place, either within or outside of the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

        Section 2.6    Closing of Transfer Books or Fixing of Record Date.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting, in which case the Board of Directors shall make a new determination as provided in this section.

        Section 2.7    Voting Record.    The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged by voting groups and within each voting group by class or series of shares, in alphabetical order within each class or series, with the address of and the number of shares held by each shareholder in each class or series. For a period beginning the earlier of ten days before the meeting for which the record was prepared or two business days after notice of the meeting is given and continuing through the meeting, the record shall be kept on file at the principal office of the corporation or at a place identified in the notice of the meeting in the city where the meeting will be held, whether within or outside of the State of Colorado, and shall be subject to inspection by any shareholder upon written demand at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

        The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

        Section 2.8    Quorum.    A majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter. If no specific voting group is designated in the Articles of Incorporation or under the Colorado Business Corporation Act for a particular matter, all outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a voting group. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty days without further notice. However, if the adjournment is for more than one hundred twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

        At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

        Section 2.9    Manner of Acting.    If a quorum is present, an action is approved if the votes cast favoring the action exceed the votes cast within the voting group opposing the action and such action shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by groups is otherwise required by the Colorado Business Corporation Act, the Articles of Incorporation or these Bylaws.

        Section 2.10    Proxies.    At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his or her duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, facsimile or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

        Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

        Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

        The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

        The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

        Section 2.11    Voting of Shares.    Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter. Only shares are entitled to vote.

        Section 2.12    Voting of Shares by Certain Shareholders.    If the name on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder.

        If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

          (a)   the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (b)   the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (c)   the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (d)   the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (e)   two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

          (f)    the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 2.12.

        The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

        Neither the corporation nor any of its directors, officers, employees, or agents who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

        Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders of the redemption price on surrender of the shares.

        Section 2.13    No Action by Shareholders Without a Meeting.    Any action required or permitted to be taken at a meeting of shareholders of the corporation must be effected at a duly called annual or special meeting of the shareholders of the corporation, and the ability of shareholders to act by unanimous written consent is hereby specifically denied.

        Section 2.14    Voting by Ballot.    Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

        Section 2.15    No Cumulative Voting.    No shareholder shall be permitted to cumulate his or her votes.

        Section 2.16    Waiver of Notice.    When any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

        The attendance of a shareholder at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, or a waiver of objection to the consideration of a particular matter at the shareholder meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consideration of a particular matter at the time it is presented at the meeting.

        Section 2.17    Participation by Electronic Means.    Any shareholder may participate in any meeting of the shareholders by, or the meeting may be conducted through the use of, any means of communications by which all persons participating in the meeting can hear each other during the meeting. Such participation shall constitute presence in person at the meeting.

        Section 2.18    Nominations of Directors.    Except as otherwise provided in the Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as a director of the corporation:

        Nominations of persons for election to the Board of Directors may be made at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of electing directors (a) by or at the direction of the Board of Directors (or any duly authorized committee of the Board); or (b) by any shareholder of the Company who (i) is a shareholder of record on the date of the giving of notice provided for in this Section 2.18 and on the record date for the determination of shareholders entitled to vote at such meeting, and (ii) complies with the notice procedures set forth in this Section 2.18.

        In addition to any other applicable requirements for nominations to be made by shareholders, a shareholder nominating one or more directors must give timely notice thereof, in proper written form, to the Secretary of the corporation.

        To be timely, a shareholder's notice to the Secretary of the corporation must be delivered to or mailed and received at the principal office of the corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary of the date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder, in order to be timely, must be so received not later than on the tenth (10th) day following the day on which such notice of the date of the annual meeting was delivered, and (b) in the case of a special meeting of the shareholders called for the purpose of electing directors, not later than the tenth (10th) day following the day on which notice of the date of the special meeting was delivered.

        To be in proper written form, a shareholders notice to the Secretary of the corporation must set forth as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the corporation which are beneficially owned by the person, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Additionally, the notice to the Secretary of the corporation must set forth as to the shareholder giving the notice (a) the name and record address of such shareholder, (b) the class or series and number of shares of capital stock of the corporation that are beneficially owned by such shareholder, (c) a description of all arrangements or understandings between such shareholder and each proposed nominee for director and any other persons or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (d) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (e) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee for director being named as a nominee and to serve as a director if elected.

        No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.18. If the Chairman of the Board (or meeting, as the case may be) determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III.
Board of Directors

        Section 3.1    General Powers.    The business and affairs of the corporation shall be managed by its Board of Directors.

        Section 3.2    Performance of Duties.    A director of the corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her other duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely are:

          (a)   One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b)   Legal counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

          (c)   A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

        Section 3.3    Number, Tenure and Qualifications.    The number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one director. Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Colorado or shareholders of the corporation.

        The directors of the corporation shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole board of directors. The directors of the first class shall be elected for a term to expire at the first annual meeting of shareholders after their election, the directors of the second class shall be elected for a term to expire at the second annual meeting of shareholders after their election, and the directors of the third class shall be elected for a term to expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders at which the terms of a class of directors expires, their successors shall be elected to hold office until the third succeeding annual meeting of shareholders.

        In the case of any increase in the number of directors, the additional directors shall be distributed among the several classes as nearly equally as is possible. Any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of authorized directors, may be filled for the remainder of the full term of office for a director of that class as provided in Section 1.11 below.

        There shall be a Chairman of the Board, who has been elected from among the directors. He or she shall preside at all meetings of the shareholders and of the Board of Directors. He or she shall have such other powers and duties as may be prescribed by the Board of Directors.

        Section 3.4    Regular Meetings.    A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

        Section 3.5    Special Meetings.    Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

        Section 3.6    Notice.    Written notice of any special meeting of directors shall be given and effective as follows:

        By U.S. mail, first class, postage pre-paid, to each director at the director's address as it appears in the books and records of the corporation at least two (2) days prior to the meeting; or

        By personal delivery at least twenty-four hours prior to the meeting at the director's address as it appears in the books and records of the corporation.

        By facsimile or other form of electronic transmission at least twenty-four hours prior to the meeting.

        If notice is mailed, such notice shall be deemed to be given and delivered when deposited in the United States mail, first class, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be given and delivered when a confirmation of the transmission of the facsimile to a number for the director as it appears on the books and records of the corporation is received by sender. If notice is given by electronic mail, such notice shall be deemed to be given and delivered when sent to an electronic mail address for the director as it appears on the books and records of the corporation. If notice is given by any other form of electronic transmission, such notice shall be deemed to be given and delivered when sent to the director via such form of electronic transmission, properly addressed or posted.

        Any director may waive notice of any meeting.

        The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        When any notice is required to be given to a director, a waiver thereof in writing signed by such director, whether before, at or after the time stated therein, shall constitute the giving of such notice.

        Section 3.7    Quorum.    A majority of the number of directors fixed by or pursuant to Section 3.2 of this Article III, or if no such number is fixed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        Section 3.8    Manner of Acting.    Except as otherwise required by law or by the Articles of Incorporation, the affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 3.9    Informal Action by Directors or Committee Members.    Unless the Articles of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by said Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as an unanimous vote of the directors or committee members and may be stated as such in any document.

        Section 3.10    Participation by Electronic Means.    Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by any means of communications by which all persons participating in the meeting can hear each other during the meeting. Such participation shall constitute presence in person at the meeting.

        Section 3.11    Vacancies.    Any vacancy on the Board of Directors may be filled, at the discretion of the Board of Directors, by the affirmative vote of a quorum of the Board of Directors or the shareholders. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

        A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting at which directors of that class are elected.

        If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders, and, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors.

        Section 3.12    Resignation.    Any director of the corporation may resign at any time by giving written notice to the Secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

        Section 3.13    Removal.    Subject to any limitations contained in the Articles of Incorporation, any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Colorado Business Corporation Act..

        Section 3.14    Committees.    By resolution adopted by a majority of the Board of Directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall be permitted by the Colorado Business Corporation Act.

        Section 3.15    Compensation.    By resolution of the Board of Directors and irrespective of any personal interest of any of the members, or the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        Section 3.16    Presumption of Assent.    A director of the corporation who is present at a meeting of the Board of Directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the board shall not be available to a director who voted in favor of such action.

ARTICLE IV.
Officers

        Section 4.1    Number.    The officers of the corporation shall be a Chief Executive Officer or "CEO," a President, a Secretary, a Chief Financial Officer or "CFO," and a Treasurer, each of whom must be a natural person who is eighteen years or older and shall be elected by the Board of Directors.

Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

        Section 4.2    Election and Term of Office.    The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided.

        Section 4.3    Removal and Resignation.    Any officer or agent may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        An officer or agent may resign at any time by giving written notice of resignation to the Secretary of the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

        Section 4.4    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        Section 4.5    CEO.    The CEO shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation and its officers. He or she shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors (except executive sessions). He or she may sign, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of CEO and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 4.6    President.    The President shall be the chief operating officer of the corporation and, subject to the control of the CEO and the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He or she shall, when present, and in the absence of a Chairman of the Board and the CEO, preside at all meetings of the shareholders and of the Board of Directors (except executive sessions). He or she may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the CEO or Board of Directors from time to time.

        Section 4.7    Vice President.    If elected or appointed by the Board of Directors, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his or her death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the CEO, the President, or by the Board of Directors.

        Section 4.8    Secretary.    The Secretary shall: (a) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation, and a record of all waivers of notice and meetings of shareholders and of the Board of Directors or any committee thereof, (b) ensure that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (c) serve as custodian of the corporate records and of the seal of the corporation, if any, and affix the seal to all documents when authorized by the Board of Directors, (d) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (e) maintain at the corporation's principal office the originals or copies of the corporation's Articles of Incorporation, Bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (g) authenticate records of the corporation, and (h) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary. The directors and/or shareholders may however respectively designate a person other than the Secretary or Assistant Secretary to keep the minutes of their respective meetings.

        Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

        Section 4.9    CFO.    The CFO shall: (a) have charge and custody of, and be responsible for, all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of CFO and such other duties as from time to time may be assigned to him or her by the CEO, the President or by the Board of Directors.

        Section 4.10    Treasurer.    The Treasurer, subject to the direction of the CFO, shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the CFO, the CEO, the President or by the Board of Directors.

        Section 4.11    Assistant Secretaries and Assistant Treasurers.    The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairmain of the Board of Directors, the CEO, the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the CFO or Treasurer, respectively, or by the CEO, the President or the Board of Directors.

        Section 4.12    Bonds.    If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

        Section 4.13    Salaries.    The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V.
Contracts, Loans, Checks and Deposits

        Section 5.1    Contracts.    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 5.2    Loans.    No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        Section 5.3    Checks, Drafts, Etc.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        Section 5.4    Deposits.    All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI.
Shares, Certificates for Shares
and Transfer of Shares

        Section 6.1    Regulation.    The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

        Section 6.2    Shares Without Certificates.    The corporation is hereby expressly prohibited from issuing shares of capital stock without certificates. All shares of the corporation's capital stock shall be represented by duly executed certificates containing not less than the information required pursuant to C.R.S. § 7-106-206 of the Colorado Business Corporation Act and as provided in Section 6.3 below.

        Section 6.3    Certificates for Shares.    Certificates for shares shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal, if any, or a facsimile thereof, and shall be signed by the Chairman of the Board of Directors, the CEO, or by the President or a Vice President and by the CFO, Treasurer, or an Assistant Treasurer, or by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom issued, the date of issue, the class (or series of any class), and the number of shares represented thereby. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

        The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

        Section 6.4    Cancellation of Certificates.    All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

        Section 6.5    Lost, Stolen or Destroyed Certificates.    Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

        Section 6.6    Transfer of Shares.    Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

ARTICLE VII.
Fiscal Year

        The fiscal year of the corporation shall end December 31st of each year unless otherwise determined by resolution of the Board of Directors.

ARTICLE VIII.
Distributions

        The Board of Directors may from time to time declare, and the corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Colorado Business Corporation Act and its Articles of Incorporation.

ARTICLE IX.
Corporate Seal

        The Board of Directors may provide a corporate seal, if it desires, as determined by the Board of Directors.

ARTICLE X.
Amendments

        The Board of Directors shall have power, to the maximum extent permitted by the Colorado Business Corporation Act, to make, amend and repeal the Bylaws of the corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular Bylaw, expressly provide that the directors may not amend or repeal such Bylaw. The shareholders also shall have the power to make, amend or repeal the Bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

CERTIFICATE

        I hereby certify that the foregoing Amended and Restated Bylaws, constitute the Bylaws of HyperSpace Communications, Inc., adopted by the Board of Directors of the corporation as of June             , 2004.

By:

Name:

Title:

QuickLinks

  Exhibit 3.2
BYLAWS OF HYPERSPACE COMMUNICATIONS, INC.
ARTICLE III. Board of Directors
CERTIFICATE